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                                                                      EXHIBIT 99

NEWSRELEASE                                                      [WILLIAMS LOGO]

NYSE: WMB                                               LEADING ENERGY SOLUTIONS
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DATE:             Feb. 19, 2003

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
CONTACT:            Kelly Swan                          Travis Campbell                   Richard George
                    Williams (media relations)          Williams (investor relations)     Williams (investor relations)
                    (918) 573-6932                      (918) 573-2944                    (918) 573-3679
                    kelly.swan@williams.com             travis.campbell@williams.com      richard.george@williams.com

              WILLIAMS PROVIDES DETAILS FOR FEB. 20 ANALYST MEETING

         TULSA, Okla. - Williams' (NYSE:WMB) management plans to discuss its 2002 financial results and 2003 guidance during a meeting with analysts from 10 a.m. to 1 p.m. Eastern tomorrow, Feb. 20.

         A live audio webcast and copies of the presentation slides will be available on www.williams.com. The slides will be available for downloading and printing at least one hour before the discussion.

         Analysts may also participate via a live audio broadcast that can be accessed by dialing (800) 562-8369. International callers should dial (913) 981-5581. Callers should dial in at least ten minutes prior to the start of the discussion.

         Audio replays of the conference call will be available at 5 p.m. Eastern tomorrow through midnight on Feb. 26. To access the replay, dial (888) 203-1112. International callers should dial (719) 457-0820. The replay confirmation code is 215748.

ABOUT WILLIAMS (NYSE: WMB)

Williams, through its subsidiaries, primarily finds, produces, gathers, processes and transports natural gas. Williams' gas wells, pipelines and midstream facilities are concentrated in the Northwest, Rocky Mountains, Gulf Coast and Eastern Seaboard. More information is available at www.williams.com.

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Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.